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                                                      Filed under Rule 424(b)(3)
                                                             File No. 333-01623

SUPPLEMENT NO. 1 TO PROSPECTUS DATED MARCH 15, 1996

(AS SUPPLEMENTED MARCH 15, 1996)

                             PACCAR Financial Corp.

                           Medium-Term Notes, Series H

               Due from 9 months to 10 years from date of issue
        Interest payable each March 15 and September 15 and at maturity


Range of Maturities                                         Interest Rate
-------------------                                           Per Annum
                                                              ---------

From 52 months to 60 months...........................          6.30  %





Dated: March 21, 1996

Form of Note (check one):      Book Entry      /X/

                               Certificated   /  /


In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.